Exhibit 99.2

[PRELIMINARY COPY]

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Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April [●], 2016.
Vote by Internet
• Go to www.envisionreports.com/JAH • Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE  ▼

BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals —	The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain			For	Against	Abstain

1.	To adopt the Agreement and Plan of Merger, dated as of December 13, 2015 by and among Newell Rubbermaid Inc., a Delaware corporation (“Newell”), and Jarden Corporation, a Delaware corporation (“Jarden”)	☐	☐	☐	2.	Approve, on a non-binding, advisory basis the merger-related compensation proposal	☐	☐	☐

3.	To consider and vote on the proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Jarden Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Special Meeting of Stockholders,

you can be sure your shares are represented at the meeting by promptly voting your shares via Internet or telephone, or by returning your proxy in the enclosed envelope.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE  ▼ BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Jarden Corporation

Special Meeting of Stockholders — April [●], 2016

This Proxy Solicited on Behalf of the Board of Directors

I (we) hereby authorize Martin E. Franklin, Ian G.H. Ashken and John E. Capps, or any of them, with full power of substitution, as attorneys and proxies, to appear and vote as designated on the reverse side, all shares of Common Stock of Jarden Corporation held of record by me (us) on April [●], 2016 at the Special Meeting of Stockholders to be held on April [●], 2016 at [●] and any adjournments or postponements thereof, and upon any and all matters which may properly be brought before the meeting or any adjournments or postponements thereof, thereby revoking all former proxies.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR Proposals 1, 2 and 3. This proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of the Special Meeting of Stockholders to the above stockholder.

(Items to be voted appear on reverse side.)